UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material under §240.14a-12

MARINUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 7, 2016

To our Stockholders:

You are cordially invited to attend our 2016 Annual Meeting of Stockholders on Tuesday, April 19, 2016 at 3:00 p.m. (Eastern Time) (the “Annual Meeting”) to be held as a virtual meeting at www.virtualshareholdermeeting.com/MRNS2016.

If you attend the annual meeting you will be able to vote and submit questions during the meeting by using the control number we have provided to you with the notice regarding the availability of these proxy materials. We are pleased to furnish proxy materials to stockholders primarily over the Internet. On March 7, 2016, we mailed our stockholders a Notice of Internet Availability containing instructions on how to access our 2016 Proxy Statement and 2015 Annual Report and to vote online. Internet distribution of our proxy materials expedites receipt by stockholders, lowers the cost of the annual meeting, and conserves natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you choose to receive your annual meeting materials by mail, the notice of the annual meeting, proxy statement, 2015 Annual Report and proxy card from our Board of Directors will be enclosed.

Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions via the Internet or by returning a proxy card or voting instruction card. We encourage you to vote promptly, even if you plan to attend the annual meeting.

Best regards,

/s/ Christopher M. Cashman
Christopher M. Cashman,
President and Chief Executive Officer

Marinus Pharmaceuticals, Inc.

Three Radnor Corporate Center

100 Matsonford Road, Suite 304

Radnor, PA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 19, 2016

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Marinus Pharmaceuticals, Inc. (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/MRNS2016 Tuesday, April 19, 2016, at 3:00 p.m. (Eastern Time), to consider and vote on the following matters described in the accompanying Proxy Statement:

1.The election of two Class II director nominees named in the accompanying Proxy Statement;

2.Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors (the “Board”) unanimously recommends that you vote “FOR” the election of two Class II director nominees (Proposal 1) and “FOR” the proposal to ratify KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal 2).

The Board has fixed February 25, 2016, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Edward F. Smith
Edward F. Smith, Vice President,
Chief Financial Officer, Treasurer and Secretary
Radnor, Pennsylvania

March 7, 2016

YOUR VOTE IS IMPORTANT

If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this Proxy Statement. If you fail to specify your voting instructions for the election of directors, your shares will not be voted in the election of directors due to rules applicable to broker voting, or we may incur additional costs to solicit votes.

Marinus Pharmaceuticals, Inc.

Three Radnor Corporate Center

100 Matsonford Road, Suite 304

Radnor, PA

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 19, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, APRIL 19, 2016: Copies of this Proxy Statement and the accompanying form of proxy card, and 2015 Annual Report on Form 10-K (the “Annual Report”) are available at www.proxyvote.com, using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

This Proxy Statement and the accompanying proxy card, the foregoing Notice of Availability of Proxy Materials and the Annual Report are intended to be sent or given to stockholders of the Company on or about March 7, 2016, in connection with the solicitation of proxies on behalf of our Board for use at our 2016 Annual Meeting of Stockholders, to be held on Tuesday, April 19, 2016, at 3:00 p.m. Eastern Time, at www.virtualshareholdermeeting.com/MRNS2016, and at any adjournment or postponement thereof.

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the Annual Meeting:

Q:  Who is entitled to vote?

A:  Only stockholders of record as of the close of business on February 25, 2016 (the “Record Date”) shall be entitled to notice of, and to vote at, the Annual Meeting. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Edward F. Smith, our Chief Financial Officer, Treasurer and Secretary, at (484) 801-4670 to arrange a visit to our offices.

Q:  How many shares of common stock can vote?

A:  There were 19,509,220 shares of common stock outstanding as of the close of business on February 25, 2016. Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by him or her that has voting power upon each matter considered at the Annual Meeting.  Our stockholders do not have the right to cumulate their votes in elections of directors.

Q:  What may I vote on?

A:  You may vote on the following matters:

1.  the election of the Class II directors who have been nominated to serve on our Board as Class II directors;

2.  the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016; and

3.  any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:  Will any other business be presented for action by stockholders at the Annual Meeting?

A:  Management knows of no business that will be presented at the Annual Meeting other than Proposals 1 and 2. If any other matter properly comes before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q:  How does the Board recommend that I vote on each of the proposals?

A:  The Board recommends a vote “FOR” the two Class II director nominees, and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Q:  How do I vote my shares?

A:  The answer depends on whether you own your shares of common stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by internet, by mail or you can vote in person if you attend the Annual Meeting.

If you wish to vote by internet, go to www.proxyvote.com and log in using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you wish to vote by mail,  please request a paper copy of the materials, which will include a proxy card.  You can request a paper copy of the materials at no charge to you through one of the following methods:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the two Class II director nominees, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the Annual Meeting. Unsigned proxy cards will not be counted.

If you wish to vote in person at the meeting, go to www.virtualshareholdermeeting.com/MRNS2016 using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you hold your shares of the Company through a broker, bank or other nominee: a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker or other nominee?” below.

If you wish to vote in person at the meeting,  ballot buttons will be available at the virtual shareholder meeting website. However, if you are the beneficial owner of shares held in street name through a bank, broker or other

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intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:  What is a proxy?

A:  A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Christopher M. Cashman, our President and Chief Executive Officer, and Edward F. Smith, our Chief Financial Officer, Treasurer and Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting in person, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:  What is the effect if I fail to give voting instructions to my broker or other nominee?

A:  If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for the two Class II director nominees in order for your shares to be counted in the election of directors. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee.

Brokers, banks or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including the election of Class II directors. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.”

In the event of a broker non-vote, such beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted. In addition, abstentions will be included in determining whether a quorum is present but otherwise will not be counted. Thus, a broker non-vote or an abstention will make a quorum more readily obtainable, but a broker non-vote or an abstention will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast. An abstention with respect to a proposal that requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will, however, have the same effect as a vote against the proposal. See “How will the outcome of the proposal to ratify the selection of our independent registered public accounting firm be determined?” below.

We encourage you to provide voting instructions to the organization that holds your shares.

Q:  What if I want to change my vote or revoke my proxy?

A:  A registered stockholder may change his or her vote or revoke his or her proxy at any time before the Annual Meeting by (i) going to www.proxyvote.com and log in using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail, (ii) attending and voting in person at the Annual Meeting, or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or in person at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:  What is a quorum?

A:  The holders of one-third of the 19,509,220 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual

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Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting until a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q:  How will Class II directors be elected?

A:  A plurality of the votes cast at the Annual Meeting is required for the election of Class II directors. This means that the two Class II director nominees with the most votes for a particular director seat is elected to that seat. You may choose to vote or withhold your vote for such nominees. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted with respect to the director indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum.

Q:  How will the outcome of the proposal to ratify the selection of our independent registered public accounting firm be determined?

A:  To ratify the selection, a majority of the shares of stock that are present in person or by proxy and entitled to vote at the Annual Meeting must be voted in favor of the ratification. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote. Accordingly, if you choose to “ABSTAIN,” with respect to the auditor selection ratification proposal, your abstention has the same effect as a vote “AGAINST.”

Q:  What if additional proposals are presented at the Annual Meeting?

A:  We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:  Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A:  Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for such service as described later in this Proxy Statement under the heading “Executive and Director Compensation.”

Q:  How many shares do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A:  Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 4.8% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the two Class II director nominees set forth in this Proxy Statement, and in favor of the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2016.

Q:  Who will count the votes?

A:  Our agent will count the votes cast by proxy. The Chief Financial Officer, Treasurer and Secretary of the Company will count the votes cast in person at the Annual Meeting and will serve as the inspector of election.

Q:  Who can attend the Annual Meeting?

A:  All stockholders are invited to attend the Annual Meeting.

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Q:    Are there any expenses associated with collecting the stockholder votes?

A:  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes from stockholders at this time; however, if we determine that such action would be appropriate or necessary, we would pay the cost of such service. Officers and other employees of the Company may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:  Where can you find the voting results?

A:  Voting results will be reported in a Current Report on Form 8-K, which we will file with the United States Securities and Exchange Commission, or the SEC, within four business days following the Annual Meeting.

Q:  Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

A:  KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2015 and audited our financial statements for such fiscal year. KPMG LLP has been selected by our audit committee, or the Audit Committee, to serve in the same role and to provide the same services for the fiscal year ending December 31, 2016. We expect that one or more representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Q:  Why are you being asked to ratify the selection of KPMG LLP?

A:  Although stockholder approval of our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of KPMG LLP, but will not be required to take any action.

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BOARD OF DIRECTORS

Our Board currently consists of seven members. On March 4, 2016, Stephen Bloch notified us that he is resigning from our Board effective as of the election of directors at the Company’s 2016 annual meeting of stockholders, at which time our Board will consist of six members. Our certificate of incorporation and our bylaws divide our Board into three classes with staggered three-year terms. In addition, such certificate of incorporation and bylaws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Under such certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office. Furthermore, such certificate of incorporation provides that the authorized number of directors may be changed only by a resolution of our Board.

Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors’ experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board is set forth below:

Nominees	Age	Position
Class II Directors:
Anand Mehra	40	Director
Nicole Vitullo	58	Director

Other Directors	Age	Position
Class I Director:
Christopher M. Cashman	59	Director

Class III Directors:
Enrique J. Carrazana	54	Director
Jay P. Shepard	58	Director
Tim M. Mayleben	55	Director

Nominees for Election to the Board as Class II Directors for a Three-Year Term Expiring at the 2019 Annual Meeting

Anand Mehra, M.D. Anand Mehra, M.D., has served on our Board since October 2007. Dr. Mehra has twelve years of experience as a management consultant and biotechnology investor and currently serves as a General Partner at Sofinnova Ventures, a biotechnology focused investment firm specializing in clinical-stage pharmaceutical companies. Prior to joining Sofinnova Ventures, Dr. Mehra was employed at JP Morgan Partners, and consulted at McKinsey and Company. Dr. Mehra currently serves on the board of directors of Aclaris Therapeutics, Inc., Spark Therapeutics, Inc., and several private companies. Dr. Mehra received his M.D. from Columbia University’s College of Physicians and Surgeons and graduated Phi Beta Kappa from the University of Virginia where he was an Echols Scholar. We believe Dr. Mehra's experience working in the venture capital, finance and consulting industries with a focus on pharmaceutical and biotechnology companies qualifies him to serve on our Board.

Nicole Vitullo has served on our Board since September 2005. Ms. Vitullo is a Partner at Domain and has extensive experience in both public and private investing in biotech companies and liquidation/distribution strategies for public companies. For more than a decade, Ms. Vitullo was responsible for Domain Public Equity Partners L.P., a fund focused on private investments in public companies. Previous to Domain, Nicole was senior vice president at Rothschild Asset Management, Inc., where she had responsibility for the U.S. public market investments of International Biotechnology Trust plc and Biotechnology Investments Limited. Prior to that, Nicole served as the director of corporate communications and investor relations at Cephalon, a publicly traded biotechnology company, and held a number of positions at Eastman Kodak, including corporate development. Ms. Vitullo’s current board memberships include Achillion Pharmaceuticals, Celator Pharmaceuticals, Celtaxsys, Inc., Esperion Therapeutics and VentiRx Pharmaceuticals. Ms. Vitullo received her B.A. in mathematics and her M.B.A. in finance from University of Rochester. We believe Ms. Vitullo's experience working with and serving on the

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boards of directors of life sciences companies and working in the venture capital industry qualifies her to serve on our Board.

Members of the Board Continuing in Office for a Term Expiring at the 2017 Annual Meeting

Enrique J. Carrazana, M.D. has served on our Board since November 2013. Dr. Carrazana is the former Chief Medical Officer at Acorda Therapeutics, Inc., where he was responsible for the management of drug development programs and regulatory filings, as well as the company’s medical affairs and drug safety departments. Previously, Dr. Carrazana held various medical leadership roles at Novartis, where his last role was Vice President, Global Head Development Established Medicines Franchise based in Basel, Switzerland. He was also Director of the Epilepsy Center of Excellence at the Miami Veterans’ Administration (VA) Hospital and Associate Professor of Neurology at the University of Miami Miller School of Medicine. Dr. Carrazana is a board-certified neurologist with more than 20 years of experience in the pharmaceutical industry and clinical practice. He has presented and published a wide range of research on various neurology topics, with an emphasis on epilepsy. Dr. Carrazana received a M.D. from the Harvard Medical School and completed his residency in neurology and fellowship in neurophysiology at the Harvard Longwood Neurology Program. We believe Dr. Carrazana's medical background and experience in pharmaceutical development qualify him to serve on our Board.

Jay P. Shepard has served on our Board since November 2013. Mr. Shepard is the CEO of Versartis, Inc.  Prior to that he was an Executive Partner at Sofinnova Ventures until May 2015. He has over 30 years experience in the pharmaceutical, biotechnology and drug delivery arenas. Previously he served as President and CEO of NextWave Pharmaceuticals (acquired by Pfizer), President and CEO of Ilypsa (acquired by Amgen), and interim President and CEO of Relypsa (Ilypsa’s spin-out company). Mr. Shepard has extensive experience in preparing the market for product launches and establishing sales and marketing operations, having previously served as Vice President of Commercial Operations at Telik and Alza Pharmaceuticals (acquired by Johnson & Johnson). Mr. Shepard is a board member of Durect Corporation and the Santa Clara University Entrepreneurial School. Mr. Shepard holds a B.S. in business administration from the University of Arizona.  We believe that Mr. Shepard's experience as an executive with multiple pharmaceutical development companies and in the venture capital industry qualifies him to serve on our Board.

Tim M. Mayleben has served on our Board since December 2008. Mr. Mayleben currently serves as President, CEO and a director of Esperion Therapeutics, Inc., a biopharmaceutical company focused on the development and commercialization of therapies for the treatment of elevated levels of LDL-cholesterol and other cardiometabolic risk markers. Mr. Mayleben has more than a decade of executive leadership roles in the life sciences industry, including, former President, CEO and a director of Aastrom Biosciences, Inc., former President, COO and a director of NightHawk Radiology Holdings, Inc., and former COO and CFO of the original Esperion, Inc., until its acquisition by Pfizer in 2004.  He is also an advisor to, investor in, and member of the board of directors of several life science companies, including Kaleo, Inc., LOXO Oncology, Inc., and Lycera Corporation. Mr. Mayleben earned an M.B.A., with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a B.B.A. from the University of Michigan, Ross School of Business. We believe Mr. Mayleben's experience in the life sciences industry, including his prior experience serving as an executive and director of public companies in the pharmaceutical and biotechnology industries, qualifies him to serve on our Board.

Members of the Board Continuing in Office for a Term Expiring at the 2018 Annual Meeting

Christopher M. Cashman has served as Chairman of our Board since September 2011 and as our President and Chief Executive Officer since October 2012. Mr. Cashman is a recognized leader in the biopharmaceutical industry and has decades of experience leading life sciences companies. Before joining Marinus, Mr. Cashman was co-founder, President and CEO of Protez Pharmaceuticals, Inc., a company specializing in the development of antibiotics, which was acquired by Novartis. Prior to his time with Protez, Mr. Cashman was President and CEO of Message Pharmaceuticals, Inc., and held various leadership roles at both Pfizer, Inc., and SmithKline Beecham plc. Mr. Cashman currently serves on the Board of Directors of Rapid Micro Biosystems, Inc., Noble Biomaterials, Inc., and MBF Therapeutics, Inc. Chris holds an M.S. in economics from Purdue University and B.S. in business management from the University of Minnesota. We believe Mr. Cashman's experience in the life sciences industry, including his prior experience serving as chief executive officer of companies in the pharmaceutical development business, qualifies him to serve as the Chairman of our Board

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Director Independence

Our Board has determined that all of our directors except Christopher M. Cashman are independent within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market Rules and Rule 10A-3 under the Securities Act of 1933, as amended, or the Securities Act, that Enrique Carrazana, Tim M. Mayleben, Jay P. Shepard and Nicole Vitullo meet the additional test for independence for audit committee members imposed by SEC regulations and Section 5605(c)(2)(A) of the NASDAQ Stock Market Rules and that Enrique J. Carrazana, Anand Mehra, Jay P. Shepard and Nicole Vitullo meet the additional test for independence for compensation committee members imposed by Section 5605(d)(2) of the NASDAQ Stock Market Rules. The Board is responsible for ensuring that independent directors do not have a material relationship with us or any of our affiliates or any of our executive officers or his or her affiliates.

Board Meetings

During the year ended December 31, 2015, the Board held a total of six meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable.

Board Leadership Structure and Risk Oversight

The Company seeks to maintain an appropriate balance between management and the Board. Our Board does not have a policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer, as from time to time it may be in the best interests of the Company.

Christopher M. Cashman currently serves as our Chairman and Chief Executive Officer. The Board believes that presently it is in the best interests of the Company that the positions of Chairman of the Board and Chief Executive Officer are combined. The Board acknowledges that there may be circumstances in the future when it is in the best interests of the Company to separate the positions of Chairman and Chief Executive Officer.

The Board is obligated to conduct periodic executive sessions of the directors without those directors who are also executive officers of the Company. These directors shall designate one director to preside at each session, although it need not be the same director at each session.

Management regularly reports on any potential material risks to the Company at each quarterly Board meeting. Our Chief Executive Officer and Chief Financial Officer provide these routine reports. Management reports regularly to the full Board, which also considers the Company’s risk factors. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Corporate Governance—Board and Committees

Our Board is responsible for the supervision of our overall affairs. Our Board met on six occasions during the year ended December 31, 2015. Regularly scheduled executive sessions of the Board’s independent directors were held as well. Each then current director attended at least 75% of all Board and applicable committee meetings during 2015. Directors are strongly encouraged, but not required, to attend the Annual Meeting, and all then current directors attended our 2015 Annual Meeting.

Stockholders and other interested parties may write to the Board, any director, any of the committee chairs or the independent directors as a group at: c/o Secretary, Marinus Pharmaceuticals, Inc., Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087.

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Board Committees

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, or the Nominating Committee. During 2015, our Audit Committee consisted of Stephen Bloch, Enrique Carrazana, and Tim M. Mayleben, with Tim M. Mayleben serving as chair; effective February 4, 2016, our Audit Committee consisted of Stephen Bloch, Tim M. Mayleben, Jay P. Shepard, and Nicole Vitullo, with Tim M. Mayleben serving as chair. Our Compensation Committee consisted of Enrique J. Carrazana, Anand Mehra, Jay P. Shepard and Nicole Vitullo, with Jay P. Shepard serving as chair; effective February 4, 2016, our Compensation Committee consisted of Enrique J. Carrazana, Anand Mehra, and Jay P. Shepard, with Jay P. Shepard serving as chair. Our Nominating Committee consisted of Tim M. Mayleben, Jay P. Shepard and Nicole Vitullo, with Nicole Vitullo serving as chair; effective February 4, 2016, our Nominating Committee consisted of Enrique Carrazana, Tim M. Mayleben, and Nicole Vitullo, with Nicole Vitullo serving as chair.

In compliance with the NASDAQ Stock Market Rules, all of the members of our Audit, Compensation and Nominating Committees are independent.

Audit Committee

The Audit Committee operates under a charter adopted by the Board that governs its responsibilities. Copies of the Audit Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087.

The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things

•	Selecting and hiring the independent registered public accounting firm to conduct the annual audit of our financial statements and monitoring its independence and performance;
•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;
•	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;
•	reviewing the significant accounting and reporting principles to understand their impact on our financial statements;
•	reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;
•

reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•	reviewing potential conflicts of interest under and violations of our Code of Business Conduct and Ethics;
•

establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving related-party transactions; and
•	reviewing and evaluating, at least annually, our Audit Committee’s charter.

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With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related-party transactions are those transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this committee or the full Board any potential conflict of interest, or personal interest in a transaction that our board is considering. Our executive officers are required to disclose any related-party transaction to the Audit Committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee is qualified as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and has financial sophistication in accordance with the NASDAQ Stock Market Rules. Our Board has determined that Tim M. Mayleben qualifies as an audit committee financial expert. For the relevant experience of Mr. Mayleben that qualifies him as an audit committee financial expert, please see his biographical information under “Biographical and Other Information Regarding the Company’s Directors—Members of the Board Continuing in Office for a Term Expiring at the 2017 Annual Meeting.”

The Audit Committee met four times in 2015.

Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee. For information on audit fees, see “Proposal 2: Ratification of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee operates under a formal charter adopted by the Board that governs its responsibilities. Copies of the Compensation Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087.

The primary purpose of our Compensation Committee is to assist our Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

•	designing and implementting competitive compensation policies to attract and retain key personnel;
•	reviewing and formulating policy and determining the compensation of our executive officers and employees;
•	reviewing and recommending to our Board the compensation of our directors;
•	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;
•

if required from time to time, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

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•	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;
•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and
•	reviewing and evaluating, at least annually, our Compensation Committee’s charter.

Our Compensation Committee may delegate to one or more of our executive offices the power to grant options or other stock awards pursuant to such equity-based plan to employees who are not our directors or executive officers. Our Compensation Committee may also form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

The Compensation Committee met one time in 2015.

Nominating Committee

The Nominating Committee operates under a formal charter adopted by the Board that governs its responsibilities. Copies of the Nominating Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087.

The primary purpose of our Nominating Committee is to assist our Board in promoting the best interests of the Company and our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating Committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our board;
•	determining the minimum qualifications for service on our board;
•	developing and recommending to our board an annual self-evaluation process for our board and overseeing the annual self-evaluation process;
•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board any changes to such principles; and
•	periodically reviewing and evaluating our Nominating Committee’s charter.

While the Nominating Committee does not have a formal diversity “policy,” the Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion or ethnicity. The Nominating Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management including our Chief Executive Officer. In addition, the Nominating Committee considers candidates recommended by third parties, including stockholders. The Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to our Secretary and giving the recommended candidate’s name, biographical data and qualifications. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, should be willing and able to contribute positively to the decision-making process of the Company, should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the

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interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

The Nominating Committee met two times in 2015.

Compensation Committee Interlocks and Insider Participation

During 2015 and as of the date of this Proxy Statement, no member of our Compensation Committee has ever been an executive officer or employee of ours and no executive officer of the Company currently serves, or has served during the last completed year, on the Board, Compensation Committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.

Stockholder Communications with the Board

Stockholders who wish to communicate directly with the Board, or with a particular director, may send a letter addressed to our Secretary at Marinus Pharmaceuticals, Inc., Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Every employee, executive officer and director is required to read the Code of Business Conduct and Ethics annually. The Audit Committee of our Board is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for employees, executive officers or directors. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website. Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2015 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements, with KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2015. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm’s independence from us) and has discussed with KPMG LLP their independence from us. We have also considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee:
Tim M. Mayleben, Chair
Stephen Bloch
Jay P. Shepard
Nicole Vitullo

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2016 (except where otherwise noted) by:

•	each of our named executive officers (as that term is defined later in this Proxy Statement under the heading “Executive and Director Compensation”);
•	each of our directors and our nominee for director;
•	all directors and current executive officers as a group; and
•	each stockholder known by the Company to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 19,509,220 shares of common stock outstanding as of March 1, 2016. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock subject to options and warrants held by such person or group of persons that are currently exercisable, or will become exercisable by April 30, 2016, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater stockholders:
Domain Partners VI, L.P., DP VI Associates, L.P. and Domain Associates, LLC(1) One Palmer Square, Suite 515 Princeton, NJ 08542	2,536,436	13.0%
Canaan VII L.P.(2) 285 Riverside Ave., Suite 250 Westport, CT 06880	2,461,399	12.6%
Franklin Resources, Inc.(3) One Franklin Parkway San Mateo, CA 94403-1906	2,182,185	11.2%
Sofinnova Venture Partners VI, L.P.(4) 3000 Sand Hill Road, Bldg. 4, Ste 250 Menlo Park, CA 94025	2,125,849	10.9%
RusnanoMedInvest 29, 1-St Brestskaya Street Moscow, Russia	1,597,060	8.2%

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Directors, Director Nominees and Named Executive Officers:

Christopher M. Cashman(5)	506,322	2.5%
Edward F. Smith(6)	143,484	*
Albena Patroneva(7)	65,167	*
Timothy M. Mayleben(8)	53,275	*
Anand Mehra, M.D.(9)	53,275	*
Nicole Vitullo(8)	53,275	*
Stephen Bloch, M.D.(8)	50,275	*
Enrique J. Carrazana(10)	30,947	*
Jay P. Shepard(11)	24,697	*
All directors and current officers as a group	980,717	5.0%

*    Denotes less than one percent of class.

(1)

Consists of: (a) 2,476,886 shares of common stock beneficially owned by Domain Partners VI, L.P., (b) 17,000 shares of common stock beneficially owned by DP VI Associates, L.P., and (c) 42,550 shares of common stock beneficially owned by Domain Associates, LLC.

Ms. Vitullo, a member of our board of directors, is a managing member of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P. and a managing member of Domain Associates, LLC.  The managing members of One Palmer Square Associates VI, L.L.C. share voting and investment power with respect to shares beneficially owned by Domain Partners VI, L.P. and DP VI Associates, L.P. and the managing members of Domain Associates, LLC share voting and investment power with respect to the shares beneficially owned by Domain Associates, LLC.  Ms. Vitullo disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

(2)

These shares are held directly by Canaan VII L.P.  Canaan Partners VII LLC is the general partner of Canaan VII L.P., and may be deemed to have sole voting, investment, and dispositive power over the shares held by Canaan VII L.P.  The managers of Canaan Partners VII LLC are Dr. Bloch, a member of our board of directors, Brenton K. Ahrens, John V. Balen, Deepak Kamra, Gregory Kopchinsky, Wende S. Hutton, Maha Ibrahim, Guy M. Russo and Eric A. Young.  Investment and voting decisions with respect to the shares held by Canaan VII L.P. are made by the mangers of Canaan Partners VII LLC collectively.  No stockholder, partner, director, officer, manager, member or employee of Canaan Partners VII LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by Canaan VII L.P.

(3)

Reference is made to Amendment No. 3 to Schedule 13G filed with the SEC by Franklin Resources, Inc. on February 10, 2016,  These shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc.

(4)

Consists of: (a) 1,859,639 shares of common stock beneficially owned by Sofinnova Venture Partners VI, L.P., (b) 27,998 shares of common stock beneficially owned by Sofinnova Venture Affiliates, L.P. and (c) 238,212 shares of common stock beneficially owned by Sofinnova Venture Partners VI GmbH & Co KG.

Anand Mehra, M.D., a member of our board of directors, is an employee of Sofinnova Ventures.  The managing members of Sofinnova Management VI, LLC, the general partner of Sofinnova Venture Partners VI, L.P. and Sofinnova Venture Affiliates, L.P. and the managing limited partner of Sofinnova Venture Partners VI GmbH & Co KG, share voting and investment power with respect to the shares beneficially owned by Sofinnova Venture Partners VI, L.P., Sofinnova Venture Affiliates, L.P. and Sofinnova Venture Partners VI GmbH & Co KG.  Dr. Mehra is not a managing member of Sofinnova Management VI, LLC and disclaims beneficial ownership of shares beneficially owned by

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Sofinnova Venture Partners VI, L.P., Sofinnova Venture Affiliates, L.P. and Sofinnova Venture Partners VI GmbH & Co KG., except to the extent of their pecuniary interest therein.

(5)	Includes options to purchase 366,114 shares of common stock currently exercisable or exercisable within 60 days of March 1, 2016.

(6)	Includes options to purchase 143,484 shares of common stock currently exercisable or exercisable within 60 days of March 1, 2016.

(7)	Includes options to purchase 65,167 shares of common stock currently exercisable or exercisable within 60 days of March 1, 2016.

(8)	Includes options to purchase 10,725 shares of common stock currently exercisable or exercisable within 60 days of March 1, 2016.

(9)	Includes options to purchase 53,275 shares of common stock currently exercisable or exercisable within 60 days of March 1, 2016.

(10)	Includes options to purchase 30,947 shares of common stock currently exercisable or exercisable within 60 days of March 1, 2016.

(11)	Includes options to purchase 24,697 shares of common stock currently exercisable or exercisable within 60 days of March 1, 2016.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Cashman, whose biography is included under the heading “Biographical and Other Information Regarding the Company’s Directors—Members of the Board Continuing in Office for a Term Expiring at the 2018 Annual Meeting”:

Name	Age	Position(s)
Christopher M. Cashman	59	Chairman, President and Chief Executive Officer
Edward F. Smith	44	Vice President, Chief Financial Officer, Treasurer and Secretary
Albena Patroneva, M.D.	51	Chief Medical Officer

Edward F. Smith has served as our Vice President, Chief Financial Officer, Treasurer and Secretary since November 2013. From July 2013 to November 2013, Mr. Smith served as a financial advisor in a consulting capacity for TetraLogic Pharmaceuticals Corporation. From January 2006 to April 2013, Mr. Smith served as Chief Financial Officer of PolyMedix, Inc., a company engaged in the development of small-molecule drugs for the treatment of serious acute care conditions, which voluntarily filed for chapter 7 bankruptcy on April 1, 2013. From September 2000 to December 2005, Mr. Smith was Executive Director of Finance at InKine Pharmaceutical Company, Inc., a biopharmaceutical company focused on the diagnosis and treatment of gastrointestinal disorders. Earlier in his career, Mr. Smith held various positions of increasing responsibility in public accounting, most recently as a manager in the audit practice at Deloitte & Touche LLP. Mr. Smith was licensed as a Certified Public Accountant in Pennsylvania and holds a B.S. in Business Administration from the University of Hartford.

Albena Patroneva, M.D. has served as our Chief Medical Officer since December 31, 2014.  Dr. Patroneva served as Executive Medical Director, Therapeutic Area Group Advisor CNS at Takeda Pharmaceuticals from July 2012 until December 2014.  Dr. Patroneva previously served as Group Director Early Development, Neuroscience TA from October 2008 to November 2010, and thereafter Group Director Late Development, CVGI TA at AstraZeneca PLC until July 2012.    Dr. Patroneva was Assistant Professor in Neurophysiology at the Medical University in Sofia, Bulgaria. She received her M.D. from the Medical Academy in Sofia, Bulgaria and her M.B.A. from the University Assen Zlatarov in Bourgas, Bulgaria.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2015 and 2014.

Name	Year	Salary	Bonus(2)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Christopher M. Cashman	2015	470,000	181,843	-	1,472,000	-	2,123,843
Chairman, President and Chief Executive Officer	2014	325,000	130,000	-	1,573,000	-	2,028,000
Edward F. Smith	2015	350,000	107,730	-	644,000	-	1,101,730
Vice President, Chief Financial Officer, Treasurer and Secretary	2014	300,000	105,000	-	354,640	-	759,640
Albena Patroneva, Chief	2015	335,000	99,484	-	460,000	-	894,484
Medical Officer(1)	2014	-	-	-	1,181,840	-	1,181,840

(1)Dr. Patroneva joined the Company as Chief Medical Officer on December 31, 2014.

(2)Represents performance bonus awards.  The 2014 bonus award was paid in 2015.  The 2015 bonus award was paid in 2016.

(3)This amount represents aggregate grant date fair value of option awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718.

Employment Agreements

We have entered into employment agreements with all of our named executive officers. The following is a summary of the material terms of each employment agreement.

Christopher M. Cashman

On March 11, 2015, we entered into an amended and restated employment agreement with Christopher M. Cashman, our Chairman, President and Chief Executive Officer. The principal terms of Mr. Cashman's employment agreement are as follows:

•	base salary of $470,000 per year;

•	annual performance bonus in an amount up to 50.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•	stock options and awards as described below under the heading "Outstanding Equity Awards at Fiscal Year-End."

Upon a termination of Mr. Cashman's employment by us without cause or a resignation by Mr. Cashman for good reason, Mr. Cashman is eligible to receive a continuation of his base salary for twelve months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims.  If such termination occurs within three months before or within twelve months after a change in control the severance payable increase to an amount equal to his base salary for a period of twenty-four months plus his prorated target bonus payable in a lump sum. Upon such termination, Mr. Cashman is also eligible to receive payment or reimbursement of the his medical insurance premiums at the same level as was in effect on the termination date for a period of twelve months, which period increases to twenty-four months if the termination of employment occurs three-months before or twelve months after a change in control.

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Termination for "cause" under Mr. Cashman's employment agreement generally means termination of Mr. Cashman by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of the employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for "good reason" under Mr. Cashman's employment agreement generally means termination by Mr. Cashman for (i) a reassignment to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of the employment agreement; (iii) the demotion of Mr. Cashman to a lesser position or a substantial diminution of Mr. Cashman's authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Mr. Cashman is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Mr. Cashman's employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of employment with respect to Mr. Cashman. Further, Mr. Cashman has executed a Mutual Non-Disclosure Agreement.

Edward F. Smith

On March 11, 2015, we entered into an amended and restated employment agreement with Edward F. Smith, our Vice President, Chief Financial Officer, Treasurer and Secretary. The principal terms of Mr. Smith's employment agreement are as follows:

•	base salary of $350,000 per year;

•	annual performance bonus in an amount up to 35.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•	stock options and awards as described below under the heading "Outstanding Equity Awards at Fiscal Year-End."

Upon a termination of Mr. Smith's employment by us without cause or a resignation by Mr. Smith for good reason, Mr. Smith is eligible to receive a continuation of his base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims.  If such termination occurs within three months before or within twelve months after a change in control the severance payable increase to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Mr. Smith is also eligible to receive payment or reimbursement of the his medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three-months before or twelve months after a change in control.

Termination for "cause" under Mr. Smith's employment agreement generally means termination of Mr. Smith by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of the employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii)

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gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for "good reason" under Mr. Smith's employment agreement generally means termination by Mr. Smith for (i) a reassignment to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of the employment agreement; (iii) the demotion of Mr. Smith to a lesser position or a substantial diminution of Mr. Smith's authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Mr. Smith is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Mr. Smith's employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for six months following any cessation of employment with respect to Mr. Smith. Further, Mr. Smith has executed a Confidentiality Agreement which expires five years after the last disclosure of confidential information by the Company.

Albena Patroneva, M.D.

On March 11, 2015, we entered into an employment agreement with Albena Patroneva, our Chief Medical Officer. The principal terms of Dr. Patroneva's employment agreement are as follows:

•	base salary of $335,000 per year;

•	annual performance bonus in an amount up to 35.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•	stock options and awards as described below under the heading "Outstanding Equity Awards at Fiscal Year-End."

Upon a termination of Dr. Patroneva's employment by us without cause or a resignation by Dr. Patroneva for good reason, Dr. Patroneva is eligible to receive a continuation of her base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to her execution and delivery of a general release of claims.  If such termination occurs within three months before or within twelve months after a change in control the severance payable increase to an amount equal to her base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Patroneva is also eligible to receive payment or reimbursement of the her medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control.

Termination for "cause" under Dr. Patroneva 's employment agreement generally means termination of Dr. Patroneva by us for: (i) her misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of the employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for "good reason" under Dr. Patroneva's employment agreement generally means termination by Dr. Patroneva for (i) a reassignment to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of the employment agreement; (iii) the demotion of Dr. Patroneva to a lesser position or a substantial diminution of Dr. Patroneva's authority, duties or responsibilities or (iv) a material diminution of her base salary and benefits, except under certain limited circumstances.

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Dr. Patroneva is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Patroneva's employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for six months following any cessation of employment with respect to Dr. Patroneva. Further, Dr. Patroneva has executed a Confidentiality Agreement which expires five years after the last disclosure of confidential information by the Company.

Equity Benefit Plans

2005 and 2014 Equity Incentive Plan

Our board of directors adopted our 2005 Stock Option and Incentive Plan in 2005 for the purpose of attracting key employees, directors and consultants, inducing them to remain with us and encouraging them to increase their efforts to make our business more successful. We will not make any further grants under the 2005 Stock Option and Incentive Plan, but all outstanding awards under the 2005 Stock Option and Incentive Plan will continue to vest and be exercisable in accordance with their original terms.

The 2014 Equity Incentive Plan provides for grants of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, and performance awards. Our directors, officers and consultants will be eligible for grants under the 2014 Equity Incentive Plan. The purpose of the 2014 Equity Incentive Plan is to provide incentives that attract, retain and motivate high-performing officers, directors, employees and consultants by providing them a proprietary interest in our long-term success or compensation based on their performance in fulfilling their responsibilities to our company.

Available shares.    The aggregate number of shares of our common stock issuable pursuant to awards under the 2014 Equity Incentive Plan for fiscal year 2016 is 775,634.  The number of shares of Company Stock that may be issued pursuant to Grants under this Plan and the number of shares of Company Stock that may be issued under this Plan as Incentive Stock Options shall be increased annually on January 1 of each year, by a number equal to the lesser of (i) 1,120,000 shares of Company Stock, (ii) an amount equal to 4% of the total number of shares of the Company’s capital stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board.  All shares subject to the 2014 Equity Incentive Plan may be issued upon the exercise of incentive stock options. No person may be granted in a calendar year an award covering more than 700,000 shares. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1.0 million limitation on the income tax deductibility by us of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

The number of shares available for issuance under the 2014 Equity Incentive Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock. In the event of any of these occurrences, we will make equitable adjustments to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the 2014 Equity Incentive Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Equity Incentive Plan.

Change in Control.    In connection with a Change in Control (as defined below) the committee may, on a participant-by-participant basis (i) cause any outstanding awards to become vested and immediately exercisable, in whole or in part; (ii) cause any outstanding option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that option upon closing of the Change in Control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the Change in Control; (vi) cancel any option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of shares subject to that option, multiplied by (B) the difference, if any, between the fair market value per share on the date of the Change in Control and the exercise price of that option; provided that if the fair market value per share on the date of the Change in Control does not exceed the exercise price of any such option, the committee may cancel that option without any payment of consideration; and/or (vii) take such other action as the committee determines

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to be reasonable under the circumstances; provided that the committee may only use discretion to the extent permitted under Section 409A of the Code.

Under the 2014 Equity Incentive Plan, a Change in Control means the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events: (i) any person or group acquires (in one or more transactions) beneficial ownership of our stock possessing 50.0% or more of the total power to vote for the election of our board of directors; (ii) a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors prior to the date of the appointment or election; (iii) a merger or consolidation with another corporation where our shareholders immediately prior to such transaction will not beneficially own stock possessing 50.0% or more of the total power to vote for the election of the surviving corporation's board of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) immediately after such transaction; (iv) any person or group acquires all or substantially all of our assets; (v) we complete a full liquidation or dissolution; or (vi) our stockholders accept a share exchange, whereby stockholders immediately before such exchange do not (or will not) directly or indirectly own more than 50.0% of the combined voting power of the surviving entity immediately following such exchange in substantially the same proportion as their ownership immediately before such exchange. The definition of Change in Control in the 2005 Stock Option and Incentive Plan is substantially similar to the definition in the 2014 Equity Incentive Plan.

Repricing.    The committee may not, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options under the 2014 Equity Incentive Plan are cancelled and new options are granted in replacement with a lower exercise per share, (ii) cancel outstanding options under the 2014 Equity Incentive Plan with exercise per share in excess of the then current fair market value per share for consideration payable in our equity securities or (iii) otherwise directly reduce the exercise price in effect for outstanding options under the 2014 Equity Incentive Plan.

Acceleration of Equity Awards.  Pursuant to the terms of each employment agreement with Mr. Cashman, Mr. Smith and Dr. Patroneva, in the event of a change in control that occurs during any time prior to such named executive officer's termination of employment with us, all or a portion of the executive's then unvested stock options shall fully vest.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers, which were outstanding as of December 31, 2015.

	Option Awards
Name	Date of Grant	Shares Exercisable	Shares not Exercisable	Exercise Price	Date of Expiration
Christopher M. Cashman	9/15/2011	96,154	-(1)	$1.04	9/14/2021
	4/12/2012	58,990	-(1)	$1.04	4/11/2022
	4/4/2013	21,166	35,180(2)	$1.04	4/3/2023
	12/22/2014	129,861	145,139(3)	$8.70	12/21/2024
	7/20/2015	22,222	137,778(4)	$14.30	7/19/2025
Edward F. Smith	11/25/2013	77,842	65,866(5)	$1.04	11/24/2023
	12/22/2014	29,278	32,722(6)	$8.70	12/21/2024
	7/20/2015	9,722	60,278(4)	$14.30	7/19/2025
Albena Patroneva	12/31/2014	39,500	118,500(7)	$10.57	12/30/2024
	7/20/2015	6,944	43,056(4)	$14.30	7/19/2025

(1)

25% of the total shares underlying this option vested on September 15, 2012.  The remaining shares vested 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date.

(2)

17,596 of the total shares underlying this option vested on April 4, 2013.  The remaining shares vest 1/43rd monthly over 43 months thereafter, subject to continued service to us through each vesting date.

(3)

38,194 of the total shares underlying this option vested on December 22, 2014.  The remaining shares vest monthly over 31 months thereafter, subject to continued service to us through each vesting date.

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(4)	The shares underlying this option vest monthly over 36 months beginning August 1, 2015, subject to continued service to us through each vesting date.

(5)

25% of the total shares underlying this option vested on November 25, 2014.  The remaining shares vest 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date.

(6)	8,611 of the total shares underlying this option vested on December 22, 2014. The remaining shares vest monthly over 31 months thereafter, subject to continued service to us through each vesting date.

(7)

25% of the total shares underlying this option vested on December 31, 2015.  The remaining shares vest 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date.

Retirement Benefits

We maintain a Section 401(k) retirement plan for all employees who are 21 years of age or older. Employees can contribute up to 50.0% of their eligible pay, subject to maximum amounts allowed under law. We may make discretionary profit sharing contributions, which vest over a period of four years from each employee's commencement of employment with us. We did not make any discretionary profit sharing contributions in our fiscal year ended December 31, 2015.

Compensation of Directors

During our fiscal year ended December 31, 2015, we paid cash compensation to our directors. All of our directors also received awards under the 2014 Equity Incentive Plan. The following table sets forth information concerning compensation for services rendered by our directors (other than our Chief Executive Officer who is also Chairman of the Board of Directors) for the fiscal year ended December 31, 2015:

Name	Fees earned or paid in cash ($)(1)	Option Awards ($) (2)	Total compensation ($)
Stephen Bloch, M.D.	42,500	50,904(3)	93,404
Enrique J. Carrazana, M.D.	47,500	56,322(5)	103,822
Tim M. Mayleben Chair, Audit Committee	53,750	56,322(3)	110,072
Anand Mehra, M.D.	40,000	56,322(4)	96,322
Jay P. Shepard Chair, Compensation Committee	45,000	56,322(5)	101,322
Nicole Vitullo Chair, Nominating Committee	47,500	56,322(3)	103,822

(1)	This column reports director fees earned and paid with respect to services by the director during the year ended December 31, 2015.

(2)	This column represents the aggregate grant date fair value of options to purchase 6,300 shares of common stock granted to each director in 2015, computed in accordance with FASB ASC Topic 718.

(3)	As of December 31, 2015, this director held options to purchase 12,300 shares of common stock.

(4)	As of December 31, 2015, this director held options to purchase 54,850 shares of common stock.

(5)	As of December 31, 2015, this director held options to purchase 36,252 shares of common stock.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2015,  there have been no transactions, to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5.0% of our capital stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under “Executive and Director Compensation.”

Our Audit Committee is responsible for the review, approval and ratification of related person transactions. The audit committee will review these transactions under our Code of Conduct, which will govern conflicts of interests, among other matters, and will be applicable to our employees, officers and directors. See "Management—Audit Committee" for additional information regarding related-party transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our directors and officers in preparing and filing such reports with the SEC.

To our knowledge, based solely on our review of copies of the reports received by us and written representations by these persons, no such persons failed to file reports under Section 16(a) on a timely basis, except Mr. Cashman who filed a report of one transaction late.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS DECEMBER 31, 2015

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,799,226	$7.74	4,371
Equity compensation plans not approved by security holders	-	-	-
Total	1,799,226	$7.74	4,371

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PROPOSAL 1: ELECTION OF CLASS II DIRECTORS

Our Board consists of a number of members as established by the majority vote of the Board. The number of directors that presently constitute the entire Board is seven. On March 4, 2016, Stephen Bloch notified us that he is resigning from our Board effective as of the election of directors at the Company’s 2016 annual meeting of stockholders, at which time our Board will consist of six members. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. The Board was comprised of two Class II directors, whose initial term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2016. At the Annual Meeting, if elected, the two Class II director nominees named in this Proxy Statement will hold office for three years until their successors are elected and qualified or until the director’s death, removal or resignation. The Board has nominated Anand Mehra, M.D. and Nicole Vitullo for election as a Class II Directors at the Annual Meeting. Upon the adjournment of our 2016 Annual Meeting of Stockholders, the Board will be comprised of one Class I director, whose initial term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2018 or until his or her death, removal or resignation, and three Class III directors, whose initial term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2017 or until his or her death, removal or resignation.

Listed above under the caption “Board of Directors” are the names and biographical information of Anand Mehra, M.D. and Nicole Vitullo, the two nominees for Class II director, as well as the current Class I and Class III directors. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” such nominees, unless a contrary instruction is indicated on the proxy card. If for any reason any nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board, if any person is so nominated. The nominees are currently directors and have consented to be named and have agreed to serve, if elected.

Recommendation of the Board

The Board recommends a vote  “FOR” the election of Anand Mehra, M.D. and Nicole Vitullo to the Board as Class II directors.

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PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP audited our financial statements as of and for the years ended December 31, 2015 and 2014. The Audit Committee of our Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. We are submitting our selection of KPMG LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. We expect that one or more representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace KPMG LLP as our independent registered public accounting firm, and the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders of the Company, the Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the independent registered public accounting firm to be in the best interests of the Company.

The following table sets forth the aggregate fees billed by KPMG LLP as described below:

Fee Category:	2015	2014
Audit Fees	$400,000	$860,981
Audit-Related Fees	-	-
Tax Fees	10,000	-
All Other Fees	-	-
Total Fees	$410,000	$860,981

Audit Fees:  Consists of fees billed for professional services rendered in connection with quarterly reviews and the audit of our financial statements as of and for the years ended December 31, 2015 and 2014. Also consists of fees billed for services rendered in connection with the issuance of consents, comfort letters and review of documents filed with the SEC.

Audit-Related Fees:  There were no fees billed in 2015 or 2014 for any services other than those reported above.

Tax Fees:  Consists of fees billed for tax related services including advice related to international taxes.

All Other Fees:  There were no fees billed in 2015 or 2014 for any services other than those reported above.

All of the above services were approved by the Audit Committee.

In accordance with the Sarbanes-Oxley Act of 2002, as amended, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our independent registered public accounting firm for such services. The Audit Committee has also delegated authority to the Chairman of the Audit Committee, and if the Chairman of the Audit Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting.

Recommendation of the Board

The Board recommends a vote “ FOR “ the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2017

ANNUAL MEETING OF STOCKHOLDERS

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2017 and intending to have such proposals included in our next proxy statement must send their proposals to our Secretary, in writing, at Marinus Pharmaceuticals, Inc., Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087; Attention: Secretary, pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2017 Annual Meeting of Stockholders and must be received by us not later than November 7, 2016. If, however, the date of our 2017 Annual Meeting of Stockholders will be on or before March 18, 2017 or on or after May 20, 2017, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2017 Annual Meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director nominee(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Secretary at our offices at Marinus Pharmaceuticals, Inc., Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2017 Annual Meeting:

•	after November 7, 2016, but before December 7, 2016; or
•

if the 2017 Annual Meeting will be held be on or before March 18, 2017 or on or after May 20, 2017, then no earlier than the close of business on the 120th day prior to the 2017 Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the 2017 Annual Meeting and (B) the 10th day following the day on which notice of the date of the 2017 Annual Meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that our Board, or such person or persons requested by a majority of our Board to call special meetings, has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that our Board, or such person or persons requested by a majority of our Board to call special meetings, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Any such notice must include all of the information required to be in such notice pursuant to our bylaws filed with the SEC.

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ANNUAL REPORT

A copy of our Annual Report is available to our stockholders with this Proxy Statement as described in the Notice of Internet Availability. A paper copy can be requested at no charge by following the instructions in the Notice of Internet Availability.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Secretary, Edward F. Smith, at Marinus Pharmaceuticals, Inc. Three Radnor Corporate Center, 100 Matsonford Road, Suite 304, Radnor, Pennsylvania 19087; telephone: (484) 801-4670.

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If you want to receive separate copies of our Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.

By Order of the Board of Directors,

/s/ Edward F. Smith
Edward F. Smith, Vice President,
Chief Financial Officer, Treasurer and Secretary

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. MARINUS PHARMACEUTICALS, INC. 100 MATSONFORD RD, SUITE 304 RADNOR, PA 19087 During The Meeting - Go to www.virtualshareholdermeeting.com/MRNS2016 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E02403-P74798 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. MARINUS PHARMACEUTICALS, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. The election as Class II directors of the nominees listed below (except as marked to the contrary to the right). NOMINEES: 01) Anand Mehra, M.D. 02) Nicole Vitullo For Against Abstain ! ! ! 2. The ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E02404-P74798 MARINUS PHARMACEUTICALS, INC. Annual Meeting of Stockholders April 19, 2016 This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher M. Cashman and Edward F. Smith as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Marinus Pharmaceuticals, Inc. held of record by the undersigned on February 25, 2016, at the Annual Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/MRNS2016, on April 19, 2016, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on the reverse side Address Changes/Comments: